Exhibit 4.2

THIS WARRANT AND ANY SECURITIES ISSUABLE UPON THE EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.  NEITHER THIS WARRANT NOR ANY OF THE SECURITIES ISSUABLE UPON EXERCISE HEREOF MAY BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED, OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED UNDER SUCH ACT OR UNLESS SOLD PURSUANT TO RULE 144 UNDER SUCH ACT.

OMTHERA PHARMACEUTICALS, INC.

WARRANT TO PURCHASE STOCK

NO. W-	February 15, 2013

THIS CERTIFIES THAT, for value received,                                               , or its assigns (the “Holder”), is entitled to subscribe for and purchase from OMTHERA PHARMACEUTICALS, INC., a Delaware corporation (the “Company”), up to that number of shares of Warrant Stock (as defined below) as is equal to $[25% of principal amount of Note] divided by the Warrant Stock Price (as defined below), at an exercise price of $0.01 per share (the “Exercise Price”), which Exercise Price shall be paid to the Company in immediately available funds as a condition to the Holder’s receipt of any shares of Warrant Stock (as defined below) upon the exercise hereof, unless this Warrant is exercised in accordance with Section 2.1(b) below.

This Warrant is being issued as one of a series of warrants pursuant to, and is subject to, the terms and conditions of the Note and Warrant Purchase Agreement by and among the Company, the Holder and the other parties thereto, dated as of February 15, 2013, as the same may be amended and/or restated from time to time (the “Purchase Agreement”), and may be amended from time to time in accordance with the terms of the Purchase Agreement.  Capitalized terms used but not otherwise defined herein shall have the meaning given to such terms in the Purchase Agreement.

1.                                      Definitions.

(a)                                 “Warrant Exercisability Trigger” shall mean a moment in time immediately prior to the first to occur of: (i) a Deemed Liquidation Event (as defined in the Company’s certificate of incorporation); (ii) any optional conversion of the Notes pursuant to Section 3.1 thereof; (iii) any optional conversion of the Notes pursuant to Section 3.2 thereof; (iv) any mandatory conversion of the Notes pursuant to Section 3.3 thereof or (v) the Maturity Date (as defined in the Notes).

(b)                                 “Warrant Stock” shall mean (i) in the event the Warrant Exercisability Trigger is one of the events described in clause (i) or clause (v) of the definition thereof, shares of the Company’s Series B Preferred Stock, par value $0.001 per share (the “Series B Preferred”); and (ii) in the event the Warrant Exercisability Trigger is one of the events described in clauses (ii), (iii) or (iv) of the definition thereof, shares of the class and series of equity securities issued upon conversion of the Notes upon the occurrence of the applicable Warrant Exercisability Trigger.

(c)                                  “Warrant Stock Price” shall mean (i) in the event the Warrant Stock is shares of Series B Preferred, $4.89884 (subject to adjustment for stock splits, stock dividends, combinations and the like affecting the Series B Preferred after the date hereof) and (ii) in the event the Warrant Stock is any other class or series of equity securities corresponding to the class and series of equity securities issued upon conversion of the Notes, the price per share at which shares of the applicable class and series of Warrant Stock were issued upon conversion of the Notes.

2.                                      Exercise of Warrant.  The rights represented by this Warrant may be exercised in whole or in part from the date of the Warrant Exercisability Trigger to February 15, 2023 (the “Exercise Period”) by delivery of the following to the Company at its address set forth in the Purchase Agreement (or at such other address as it may designate in writing to the Holder):

(a)                                 an executed Notice of Exercise in the form attached hereto;

(b)                                 payment of the aggregate Exercise Price for the shares of Warrant Stock being purchased either in cash or by check, or by wire transfer of immediately available funds to an account designated by the Company; and

(c)                                  this Warrant.

Upon the exercise of the rights represented by this Warrant, a certificate or certificates for the shares of Stock so purchased, registered in the name of the Holder or persons affiliated with the Holder, if the Holder so designates, shall be issued and delivered to the Holder as promptly as practicable after the rights represented by this Warrant shall have been so exercised.

The person in whose name any certificate or certificates for shares of Warrant Stock are to be issued upon exercise of this Warrant shall be deemed to have become the holder of record of such shares on the date on which this Warrant was surrendered and payment of the Exercise Price for such shares was made, irrespective of the date of delivery of such certificate or certificates, except that, if the date of such surrender and payment is a date when the stock transfer books of the Company are closed, such person shall be deemed to have become the holder of such shares at the close of business on the next succeeding date on which the stock transfer books are open.

2.1                               Net Exercise.  Notwithstanding any provisions herein to the contrary, if the fair market value of one share of Warrant Stock issuable hereunder is greater than the Exercise Price (at the date of calculation as set forth below), in lieu of exercising this Warrant by payment of cash, the Holder may elect to receive shares equal to the value (as determined below) of this Warrant (or the portion thereof being canceled) by surrender of this Warrant at the principal office of the Company together with the properly endorsed Notice of Exercise in which event the Company shall issue or cause to be issued to the Holder a number of shares of Warrant Stock computed using the following formula:

X = Y (A-B)

A

Where             X =                             the number of shares of Warrant Stock to be issued to the Holder

Y =                             the number of shares of Warrant Stock purchasable under the Warrant or, if only a portion of the Warrant is being exercised, the portion of the Warrant being canceled (at the date of such calculation)

A =                             the fair market value of one share of Warrant Stock purchasable under the Warrant (at the date of such calculation)

B =                             Exercise Price (as adjusted to the date of such calculation)

For purposes of the above calculation, the fair market value of one share of Warrant Stock shall be:

(i) If exercised in connection with a public offering, the fair market value of the Warrant Stock shall be the offering price to the public in connection with the public offering;

(ii) If traded on a securities exchange, the fair market value of the Warrant Stock shall be deemed to be the average of the closing prices of the Warrant Stock on such exchange over the five trading days immediately prior to exercise date; and

(iii) If there is no public market for the Warrant Stock, the fair market value shall be the price per share of Warrant Stock as determined in good faith by the Company’s Board of Directors.

2.2                               Automatic Exercise.  Notwithstanding the provisions of this Section 2, if the Holder has not exercised this Warrant prior to the closing of a Deemed Liquidation Event (as defined in the Company’s certificate of incorporation) or the Company’s initial public offering, this Warrant shall automatically be deemed to be exercised in full in the manner set forth in Section 2.1, without any further action on behalf of the Holder, immediately prior to such closing.

3.                                      Covenants of the Company.

3.1                               Covenants as to Warrant Stock.  The Company covenants and agrees that all Warrant Stock that may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be validly issued and outstanding, fully paid and nonassessable, and free from all taxes, liens and charges with respect to the issuance thereof.  The Company further covenants and agrees that the Company will use commercially reasonable efforts at all times during the Exercise Period to have authorized and reserved, free from preemptive rights, a sufficient number of shares of its (a) Preferred Stock to provide for the exercise of the rights represented by this Warrant and (b) Common Stock to provide for the conversion of such shares of Preferred Stock.  If at any time during the Exercise Period the number of authorized but unissued shares of (x) Preferred Stock shall not be sufficient to permit exercise of this Warrant or (y) Common Stock shall not be sufficient to permit the conversion of such shares of Preferred Stock, the Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Preferred Stock or Common Stock, as applicable, to such number of shares as shall be sufficient for such purposes.

3.2                               No Impairment.  Except and to the extent as waived or consented to by the Holder, the Company will not, by amendment of its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Warrant and in the taking of all such action as may be necessary or appropriate in order to protect the exercise rights of the Holder against impairment.

3.3                               Notices of Record Date.  In the event of any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend which is the same as cash dividends paid in previous quarters) or other distribution, the Company shall mail to the Holder, at least ten (10) days prior to the date specified herein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend or distribution.

4.                                      Adjustment of Exercise Price.  In the event of changes in the outstanding class and series of Warrant Stock by reason of stock dividends, split-ups, recapitalizations, reclassifications, combinations or exchanges of shares, separations, reorganizations, liquidations, or the like, the number of shares of Warrant Stock available under this Warrant in the aggregate and the Exercise Price shall be correspondingly adjusted to give the Holder of the Warrant, on exercise for the same aggregate Exercise Price, the total number of shares of Warrant Stock as the Holder would have owned had the Warrant been exercised prior to the event and had the Holder continued to hold such shares until after the event requiring adjustment.  The form of this Warrant need not be changed because of any adjustment in the number of shares of Warrant Stock subject to this Warrant.

5.                                      Fractional Shares.  No fractional shares shall be issued upon the exercise of this Warrant as a consequence of any adjustment pursuant hereto.  All shares of Warrant Stock (including fractions) issuable upon exercise of this Warrant may be aggregated for purposes of determining whether the exercise would result in the issuance of any fractional share.  If, after aggregation, the exercise would result in the issuance of a fractional share, the Company shall, in lieu of issuance of any fractional share, pay the Holder otherwise entitled to such fraction a sum in cash equal to the product resulting from multiplying the then current fair market value of a share of Warrant Stock by such fraction.

6.                                      No Rights or Liabilities as Equity Holder. This Warrant does not by itself entitle the Holder to any voting rights or other rights as a holder of stock of the Company.  In the absence of exercise of this Warrant, no provisions of this Warrant, and no enumeration herein of the rights or privileges of the Holder, shall cause the Holder to be a holder of stock of the Company for any purpose.

7.                                      Waivers and Amendments.  No delay or omission on the part of the Holder in exercising any right hereunder shall operate as a waiver of such right or of any other right of the Holder, nor shall any such delay, omission or waiver on any one occasion be deemed a bar to or waiver of the same or any other right on any future occasion.  Neither this Warrant nor any part hereof may be changed, waived, or amended except by an instrument in writing in accordance with Section 6.7 of the Purchase Agreement.

8.                                      Governing Law. This Warrant shall be governed by and construed under the internal laws of the State of Delaware without reference to principles of conflict of laws or choice of laws.

9.                                      New Warrant. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of the Warrant, the Company will issue a new Warrant, of like tenor and amount of shares of Warrant Stock for which the Warrant was then exercisable, in lieu of such lost, stolen, destroyed or mutilated Warrant, and in such event the Holder agrees to indemnify and hold harmless the Company in respect of any such lost, stolen, destroyed or mutilated Warrant.

10.                               Headings.  The headings and captions used in this Warrant are used only for convenience and are not to be considered in construing or interpreting this Warrant.

IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its duly authorized officer as of the date first above written.

OMTHERA PHARMACEUTICALS, INC.

By:
	Name:	Gerald Wisler
	Title:	President and Chief Executive Officer

Acknowledged and agreed to by Holder:

[NAME OF HOLDER]

By:
Name:
Title:

[SIGNATURE PAGE TO WARRANT]

NOTICE OF EXERCISE

1.a.                        ☐                                    The undersigned hereby elects to purchase                  shares of Warrant Stock (the “Securities”) of Omthera Pharmaceuticals, Inc. (the “Company”) pursuant to the terms of the attached Warrant, and tenders herewith payment of the exercise price in full, together with all applicable transfer taxes, if any.

1.b.                            ☐                                    The undersigned hereby elects to purchase                  shares of Warrant Stock pursuant to the terms of the net exercise provisions set forth in Section 2.1 of the attached Warrant, and shall tender payment of all applicable transfer taxes, if any.

2.                                      Please issue a certificate or certificates representing said shares of Warrant Stock in the name of the undersigned or in such other name as is specified below:

(Name)

(Address)

3.                                      The undersigned represents that: (a) the undersigned was not organized for the specific purpose of acquiring the Securities; (b) the undersigned has sufficient knowledge and experience in investing in companies similar to the Company in terms of the Company’s stage of development so as to be able to evaluate the risks and merits of its investment in the Company and it is able financially to bear the risks thereof; (c) the undersigned has made an investigation of the Company and its business as it deemed necessary and has had an opportunity to discuss and review the Company’s business, management and financial affairs with the Company’s management as it deemed necessary; (d) the Securities being purchased by the undersigned are being acquired for the undersigned’s own account for the purpose of investment and not with a view to the public resale or distribution thereof within the meaning of the Securities Act of 1933, as amended (the “Securities Act”); (e) the undersigned understands that (i) the Securities have not been registered under the Securities Act by reason of their issuance in a transaction exempt from the registration requirements of the Securities Act pursuant to Section 4(2) thereof or Rule 504, 505 or 506 promulgated under the Securities Act, (ii) under the Securities Act and applicable regulations thereunder the Securities may be resold without registration under the Securities Act only in certain limited circumstances, (iii) the certificates evidencing the Securities will bear a legend substantially similar to that set forth below:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF APPLICABLE STATES.  THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION UNDER SUCH LAWS OR AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENT.  INVESTORS

SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.  THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ALL APPLICABLE STATE SECURITIES LAWS.

and (iv) the Company will make a notation on its transfer books to such effect; and (f) the undersigned is an “accredited investor” as that term is defined in Rule 501 promulgated under the Securities Act.

(Date)	(Signature)

(Print name)